Notice of Guaranteed Delivery
for Units of
Kingsway Financial Services Inc.
Subscribed for Under Basic Subscription Privilege
and the Over-Subscription Privilege

This form, or one substantially equivalent hereto, may be used as a means of effecting subscription and payment for all units (“Units”) of Kingsway Financial Services Inc. (“Kingsway” or the “Company”) subscribed for under the basic subscription privilege and the over-subscription privilege in the event that a holder of subscription rights of Kingsway (the “Subscription Rights”) cannot deliver the Subscription Rights Certificate(s) evidencing the Subscription Rights (the “Subscription Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern time, on [__________], 2013 (the “Expiry Date”). The Notice of Guaranteed Delivery must be delivered by overnight delivery or courier, first class mail or sent by facsimile to the subscription agent.

THE SUBSCRIPTION AGENT IS:

Computershare Investor Services Inc.

BY MAIL:	BY OVERNIGHT DELIVERY OR COURIER:	BY FACSIMILE (solely for Notice of Guaranteed Delivery):
Computershare Investor Services Inc. P.O. Box 7021 31 Adelaide St. E. Toronto Ontario M5C 3H2 Attn: Corporate Actions	Computershare Investor Services Inc. 9th Floor 100 University Ave. Toronto, Ontario M5J 2Y1 Attn: Corporate Actions	Computershare Investor Services Inc. [ ]

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The undersigned hereby represents that he or she is the holder of a Subscription Certificate representing a total of _____Subscription Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern time, on the Expiry Date. The undersigned hereby elects to exercise the Subscription Rights as set forth below.

The undersigned acknowledges that the Canadian Schedule I chartered bank, member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP), member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) or eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended which completes this form must (i) deliver to the Subscription Agent payment in full of the subscription price for all subscribed Units (including any pursuant to the over-subscription privilege) and (ii) deliver this Notice of Guaranteed Delivery, to the Subscription Agent, in each case, prior to 5:00 pm Eastern time on the Expiry Date [ ], 2013, guaranteeing delivery of a properly completed and signed copy of the Subscription Certificate (which certificate must then be delivered to the Subscription Agent no later than the close of business on the third business day after the Expiry Date). Payments submitted to the subscription agent must be made in full in U.S. currency by:

•	certified check drawn against a U.S. or Canadian bank payable to “Computershare Investor Services (acting as Subscription Agent for Kingsway Financial Services Inc.)”;

•	U.S. or Canadian bank draft payable to “Computershare Investor Services Inc. (acting as Subscription Agent for Kingsway Financial Services Inc.)”; or

•	U.S. or Canadian postal money order payable to “Computershare Investor Services Inc. (acting as Subscription Agent for Kingsway Financial Services Inc.)”.

Failure to follow the foregoing instructions will result in a forfeiture of the subscription rights.

Name:        ____________________________
Signature:
GUARANTEE

The undersigned, a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP),a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) or an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees delivery to the Subscription Agent by no later than 5:00 p.m. (Eastern time) on the third business day after the Expiry Date of a properly completed and executed Subscription Certificate.

BROKER ASSIGNED CONTROL # _______________________________________

KINGSWAY FINANCIAL SERVICES INC.

1. Basic subscription privilege	Number of Subscription Rights to be exercised Subscription Rights__________
Number of Units subscribed for under basic subscription privilege for which you are guaranteeing delivery of a Subscription Certificate

Units__________
(Four subscription rights = one Unit, consisting of one common share and two warrants)
Payment to be made in connection with Units acquired under basic subscription privilege US$__________
2. Over-subscription privilege	Number of Units requested under over-subscription privilege Rights__________	Payment to be made in connection with Units requested under over-subscription privilege US$____________
3. Totals	Total number of Subscription Rights to be delivered Rights__________	Total number of Units to be delivered Units__________	Total payment US$__________

Method of delivery (circle one)

A.	Through CDS or DTC

B.	Direct to Computershare Investor Services Inc. , as subscription agent.

Please reference below the registration of the subscription rights to be delivered.

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This
number needs to be referenced on any direct delivery of subscription rights or any delivery through CDS or DTC.
Name of Firm ________________________        ________________________
Authorized Signature

CDS/DTC Participant Number ___________________     Title __________________________________

Address _________________________________     Name _________________________________
(Please Type or Print)

Postal Code _______________________________     Phone Number _________________________

Contact Name ____________________________     Date _________________________________